SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Floating Rate Notes due 2011	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates:     333-130074     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
               The material set forth in (i) the section captioned “Description of Debt Securities We May Offer” in the registrant’s registration statement on Form S-3 (No. 333-130074) and (ii) the Pricing Supplement No. 594, dated July 31, 2006 to the registrant’s Prospectus, dated December 1, 2005, and Prospectus Supplement, dated December 1, 2005, and the section captioned “Description of Notes We May Offer” in the registrant’s Prospectus Supplement, dated December 1, 2005, are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.
Item 2. Exhibits.
1.	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant’s registration statement on Form 8-A (No. 001-14965) filed on June 29, 1999.
2.	Form of The Goldman Sachs Group, Inc.’s Specimen Master Medium-Term Note, incorporated herein by reference to Exhibit 4.9 to the registrant’s registration statement on Form S-3 (No. 333-36178) filed on May 3, 2000.
3.	Pricing Supplement No. 594, dated July 31, 2006, to The Goldman Sachs Group, Inc.’s Prospectus, dated December 1, 2005, and Prospectus Supplement, dated December 1, 2005, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on August 3, 2006.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2006	THE GOLDMAN SACHS GROUP, INC.
By: /s/  ELIZABETH E. BESHEL
Name:  Elizabeth E. Beshel
Title:   Authorized Person